AMENDMENT NO. 3
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS C SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 3 to Distribution Agreement ("Amendment No. 3"), dated as of April 30, 2004, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class C Shares dated as of August 30, 2002, as amended on May 1, 2003 and November 1, 2003 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 3, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New  Portfolios.  The Trust hereby  authorizes MID to participate in the
distribution   of  Class  C  shares  of  the  following  new  portfolios   ("New
Portfolios") on the terms and conditions contained in the Agreement:

                           Neuberger Berman Real Estate Portfolio
                           Turner Mid-Cap Growth Portfolio
                           Goldman Sachs Mid-Cap Value Portfolio

     2. Effective Date. The effective date of this Amendment No. 3 shall be April 30, 2004 with respect to the New Portfolios.

     3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2004 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Section 5 of the Second Amended and Restated Distribution Agreement is amended to read in whole as follows:

     Section 5.As compensation to MID for services rendered and expenses borne as a distributor hereunder, each Portfolio of the Trust, other than the Met/American Growth, Met/American Growth-Income, Met/American International and Met/American Bond Portfolios, shall pay MID a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to 0.50% per annum of the average daily net assets of each such Portfolio attributable to Class C shares with respect to which MID provides services and/or assumes expenses under the Class C Distribution Plan, and each of Met/American Growth, Met/American Growth-Income, Met/American International and Met/American Bond Portfolios shall pay MID a monthly fee at a rate equal to 0.30% per annum of the daily net assets of each such Portfolio attributable to Class C shares. MID may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

     5. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class C Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

         MET INVESTORS SERIES TRUST         METLIFE INVESTORS DISTRIBUTION
                                            COMPANY

         By:                                 By:
             -----------------------            -------------------------
             Elizabeth M. Forget
             President

                      SCHEDULE A
                          TO
                    AMENDMENT NO. 3
                DISTRIBUTION AGREEMENT
                    CLASS C SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock (now known as Met/Putnam Capital Opportunities) J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Money Market
PIMCO Innovation
MFS Mid Cap Growth (now known as T. Rowe Price Mid-Cap Growth)
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Small Cap Growth
Met/AIM Mid Cap Equity
State Street Research Concentrated International (now known as Harris
  Oakmark International)
Third Avenue Value

Portfolios Added by Amendment No. 1:

Lord Abbett America's Value
PIMCO Inflation Protected Bond

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index
J.P. Morgan International Equity
Lord Abbett Developing Growth



Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio
Met/American International Portfolio
Met/American Bond Portfolio


Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio


Portfolio Deleted by Amendment No. 3:

PIMCO Money Market Portfolio